Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed by Olympic Cascade Financial Corporation and Subsidiaries (the "Company") of our report dated December 26, 2001 on our audit of the consolidated financial statements of the Company as of September 28, 2001, and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ Feldman Sherb & Co., P.C.
                                                -----------------------------
                                                Feldman Sherb & Co., P.C.


New York, New York
July 13, 2004